                                                                   EXHIBIT 10.11

                                                               Execution Version
================================================================================

                   SUBORDINATED SPARE PARTS MORTGAGE AND SECURITY AGREEMENT

                          Dated as of September 3, 2004

                                     between

                           AMERICA WEST AIRLINES, INC.

                                       and

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

                               as Security Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE 1. DEFINITIONS..................................................................     1
     Section 1.01. Certain Definitions..................................................     1
     Section 1.02. Certain Rules of Construction........................................     1

ARTICLE 2. SECURITY.....................................................................     2
     Section 2.01. Grant of Security Interest...........................................     2

ARTICLE 3. COVENANTS OF THE COMPANY.....................................................     4
     Section 3.01. Liens................................................................     4
     Section 3.02. Possession, Use, Designated Locations, Excluded
                   Locations, Permitted Sales, Maintenance and
                   Identification.......................................................
     Section 3.03. Intentionally Left Blank.............................................     5
     Section 3.04. Intentionally Left Blank.............................................    10
     Section 3.05. Insurance............................................................    10
     Section 3.06. Assurances and Filings...............................................    10
     Section 3.07. Merger, Consolidation................................................    11
     Section 3.08. Notice of Change of the Company's Location...........................    11
     Section 3.09. Inspection...........................................................    12
                                                                                            12
ARTICLE 4. REMEDIES OF THE SECURITY TRUSTEE UPON AN EVENT OF DEFAULT....................
     Section 4.01. Remedies with Respect to Collateral..................................    13
     Section 4.02. Remedies Cumulative..................................................    13
     Section 4.03. Discontinuance of Proceedings........................................    15
     Section 4.04. Allocation of Payments...............................................    15
                                                                                            16
ARTICLE 5. INTENTIONALLY LEFT BLANK.....................................................    17

ARTICLE 6. SECURITY FUNDS
     Section 6.01. Investment of Security Funds.........................................    17

ARTICLE 7. MISCELLANEOUS................................................................    17
     Section 7.01. Termination of Mortgage..............................................    17
     Section 7.02. Alterations to Mortgage..............................................    18
     Section 7.03. No Legal Title to Collateral.........................................    18
     Section 7.04. Sale of the Engines by Security Trustee Is
                   Binding..............................................................    18
     Section 7.05. Benefit of Mortgage..................................................    18
     Section 7.06. Section 1110 of the Bankruptcy Code..................................    18
     Section 7.07. Notices..............................................................    19
     Section 7.08. Severability.........................................................    19
     Section 7.09. Separate Counterparts................................................    20
     Section 7.10. Successors and Assigns...............................................    20

                                      (i)

     Section 7.11. Headings.............................................................    20
     Section 7.12. Governing Law........................................................    20

APPENDIX A            Definitions

APPENDIX B            Insurance

EXHIBIT A             Supplemental Mortgage

SCHEDULE I            Designated Locations

                                      (ii)

            SUBORDINATED SPARE PARTS MORTGAGE AND SECURITY AGREEMENT

            This SUBORDINATED SPARE PARTS MORTGAGE AND SECURITY AGREEMENT, dated as of September 3, 2004 (the "Mortgage") between AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee (the "Security Trustee").

                              W I T N E S S E T H :

            WHEREAS, as a condition to the Lenders entering into the Loan Agreement, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, has entered into the Indemnity Agreement to support certain payment obligations due and owing to the Beneficiaries under the AWA Operative Documents; and

            WHEREAS, the Lenders have agreed, pursuant and subject to the terms and conditions of the Loan Agreement, to make the Loan to the Company secured by a Lien on the Collateral; and

            WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Security Trustee for the benefit of the Secured Parties a perfected Lien on the Collateral in accordance with the terms hereof, as security for the Obligations; and

            WHEREAS, all things necessary to make this Mortgage a legal, valid and binding obligation of the Company and the Security Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

            NOW, THEREFORE, to secure the due and punctual payment of the Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows.

                                   ARTICLE 1.

                                   DEFINITIONS

            Section 1.01. Certain Definitions. Unless otherwise defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in Appendix A hereto.

            Section 1.02. Certain Rules of Construction. The defined terms and the other provisions of this Mortgage shall be construed in accordance with the rules of construction set forth under the heading "General Provisions" in Appendix A hereto.

                                   ARTICLE 2.

                                    SECURITY

Section 2.01 Grant of Security Interest. In order to secure (i) the prompt payment when due of the Obligations and (ii) the performance and observance by the Company of all agreements, covenants and provisions contained herein and in the other Operative Documents to the extent same relate to the Obligations and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Security Trustee, its successors in trust and assigns, for the security and benefit of the Secured Parties, a security interest in, and mortgage lien on, all right, title and interest of the Company in, to and under the following described properties, rights, interests and privileges (which, collectively, including all property hereafter specifically subjected to the lien of this Mortgage by any instrument supplemental hereto, are referred to herein as the "Collateral") (it being expressly understood and agreed that the security interest granted hereunder in the Collateral shall be junior, and otherwise subject and subordinate in all respects, to the security interest granted in the Collateral under the Senior Mortgage):

            (a) all Spare Parts and Appliances (including all Rotables and Key Repairables), other than any Excluded Parts, currently owned or hereafter acquired by the Company including any replacements, substitutions or renewals therefor, and accessions thereto, including but not limited to Spare Parts and Appliances owned or hereafter acquired by the Company and located at (a) the Designated Locations described on Schedule I attached hereto or (b) any other place in the United States of America or in Mexico (such Spare Parts and Appliances, the "Pledged Spare Parts");

            (b) the rights of the Company under any existing or hereinafter acquired warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts to the extent such rights can be assigned or pledged by the Company (the "Warranties");

            (c) all insurance proceeds and requisition proceeds with respect to any Pledged Spare Part;

            (d) all Software owned or hereafter acquired by the Company, including any replacement, substitution or renewal thereof, as well as all rights of the Company under any license or use agreement in respect of any Software not owned by the Company and all rights of the Company under any existing or hereinafter acquired service or support contracts or agreements in respect of the Software (such licenses and support agreements collectively, the "Software Support Agreements");

            (e) all rents, revenues and other proceeds collected or required to be collected by the Security Trustee hereunder, including, without limitation, all proceeds with respect to the sale or other disposition by the Security Trustee of any Pledged Spare Part or other Collateral pursuant to the terms of this Mortgage;

            (f) all repair, maintenance and inventory records, logs, tags, manuals and all other documents and materials similar thereto (including, without limitation, any such records (whether on paper or in an electronic format), logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Company, and all records, logs, tags, documents and other materials required at any time to be maintained by the Company by the FAA or under the Federal Aviation Act, in each case with respect to any of the Pledged Spare Parts (the "Spare Parts Documents"); and

            (g) all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this
Section 2.01, so long as no Event of Default shall have occurred and be continuing, (i) the Company shall have the right, to the exclusion of the Security Trustee, to quiet enjoyment of the Pledged Spare Parts and other Collateral, and peaceably and quietly, without hindrance or molestation, to possess, use, retain and control the Pledged Spare Parts, (ii) subject always to compliance with Section 3.02(c)(2) hereof, the Company shall have the right to dispose of Spare Parts Documents in the ordinary course of its business, and
(iii) the Company shall have the right, to the exclusion of the Security Trustee, with respect to the Warranties and the Software Support Agreements, to exercise in the Company's name all rights and powers as the beneficiary, owner and/or licensee thereof and to retain any recovery or benefit resulting from the enforcement of any warranty, indemnity or other contract right under the Warranties and the Software Support Agreements;

            TO HAVE AND TO HOLD the Collateral unto the Security Trustee, its successors and assigns, forever, upon the terms herein set forth, for the benefit, security and protection of the Security Trustee, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

            It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Warranties and the Software Support Agreements to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Security Trustee shall have no obligation or liability under the Warranties or Software Support Agreements by reason of or arising out of the assignment hereunder, nor shall the Security Trustee be required or obligated in any manner to perform or fulfill any obligations of the Company under any of the Warranties or Software Support Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            The Company does hereby irrevocably constitute and appoint the Security Trustee the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Security Trustee may deem to be necessary or advisable to collect such property which constitutes Collateral; provided that the Security Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default; provided, further, that the exercise of such rights shall at all times be subject to the rights of the Senior Trustee under the Senior Mortgage and to the provisions of Section 4.01(c) of this Mortgage. Without limiting the provisions of the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirements of applicable Law, the Security Trustee shall have the right under such power of attorney in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Company or otherwise, that the Security Trustee may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Security Trustee in and to the security intended to be afforded hereby. The Company hereby agrees that, if the Lien of the Senior Mortgage has been discharged, promptly on receipt thereof, except as otherwise contemplated by the Operative Documents, it will transfer to the Security Trustee any and all moneys from time to time received by the Company constituting part of the Collateral, for distribution by the Security Trustee pursuant to this Mortgage.

            The Company does hereby warrant and represent that it has not sold or assigned, and hereby covenants that it will not sell or assign, so long as this Mortgage shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Security Trustee, except as provided in the Senior Mortgage or as expressly permitted herein or in any other Operative Document.

            The Company agrees that at any time and from time to time, upon the written request of the Security Trustee, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Security Trustee may reasonably deem necessary to perfect and protect the priority of the security interests and assignments created hereby and to obtain the full benefits of the security interest granted hereunder and of the rights and powers herein granted.

                                   ARTICLE 3.

                            COVENANTS OF THE COMPANY

            Section 3.01. Liens. The Company will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Company's interest in the Collateral, except:

                  (a) the Lien of this Mortgage and the Senior Mortgage;

                  (b) the rights of others under agreements or arrangements to the extent permitted by Section 3.02 hereof;

                  (c) Liens for Taxes of the Company and its U.S. Federal tax law consolidated group either not yet due or payable or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Pledged Spare

      Part or other portion of the Collateral or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

                  (d) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for more than sixty (60) days or are being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of civil penalty or any discernible risk of criminal liability against any Secured Party or any material risk of the sale, forfeiture or loss of any Pledged Spare Part or other portion of the Collateral or adversely affect the Lien of this Mortgage;

                  (e) Liens arising out of any judgment or award against the Company, so long as such judgment or award shall, within sixty (60) days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of any Pledged Spare Part or other portion of the Collateral, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

                  (f) salvage or similar rights of insurers under policies of insurance maintained by the Company pursuant to Section 3.05 hereof;

                  (g) any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Security Trustee;

                  (h) Liens attributable to the Security Trustee; and

                  (i) Liens approved in writing by the Security Trustee.

Liens described in clauses (a) through (i) above are referred to herein as "Permitted Liens." The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien on the Collateral other than a Permitted Lien arising at any time.

            Section 3.02. Possession, Use, Designated Locations, Excluded Locations, Permitted Sales, Maintenance and Identification.

      (a) Possession. Without the prior written consent of the Security Trustee, the Company will not sell, lease, transfer or relinquish possession of any Pledged Spare Part to anyone except as permitted by the provisions of Sections 3.02(b) of this Mortgage and except that the Company shall, subject to Section 3.03, have the right, in the ordinary course of business, (i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any Person for the purpose of transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement arrangement and entered into in the ordinary course of business (provided always that no such arrangement results in any Pledged Spare Part being stored at a location other than one of the Designated Locations, or being commingled with any Excluded Parts and/or any other Spare Parts and/or Appliances that are not Pledged Spare Parts).

      (b) Use; Designated Locations; Excluded Locations, Permitted Sales, Dispositions or Modifications.

      (1) Use. Subject to the terms of this Mortgage (including, without limitation, Section 3.03 hereof), the Company shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Security Trustee, to:

            (i) incorporate in, install on, attach or make appurtenant to, or use in, any aircraft, Engine or Spare Part or Appliance (whether or not subject to any Lien and whether or not operated by the Company) any Pledged Spare Part, free from the Lien of this Mortgage; and

            (ii) dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and to scrap, sell or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, free from the Lien of this Mortgage.

      (2) Designated Locations. The Company shall keep the Pledged Spare Parts at one or more of the Designated Locations and, except as otherwise permitted under Sections 3.02(a), 3.02(b)(1) or 3.02(b)(3) of this Mortgage, shall not suffer or permit any Pledged Spare Part to be stored at any other location. The Company shall not suffer or permit any Pledged Spare Parts at any Designated Location to be commingled with any Excluded Parts (it being acknowledged that, so long as the Company complies with Section 3.02(d)(1) hereof, Excluded Parts which are stored on a separate shelf from Pledged Spare Parts and in a separate storage bin or other storage unit from any Pledged Spare Parts shall not be considered as having been commingled with Pledged Spare Parts even though such Excluded Parts are present at the same Designated Location as the Pledged Spare Parts). The Company shall ensure that each Designated Location is adequate for warehousing and storing the Pledged Spare Parts, and at all times that the Current Market Value of Rotables included in the Pledged Spare Parts which are stored at a Secure Location is no less that eighty percent (80%) of the Current Market Value of all the Rotables included within the Collateral, such Current Market Value being calculated in accordance with the Senior Mortgage (with the provisions of Senior Mortgage relating to such calculation being incorporated herein by this reference solely for the purpose of making such calculation). The Company shall obtain from each landlord, mortgagee or other Person from time to time holding title to or a security or leasehold interest in a Designated Location a waiver in a form reasonably satisfactory to the Security Trustee of any right or interest in the Pledged Spare Parts stored at such Designated Location. The Company shall add as a Designated Location (in accordance with this Section 3.02(b)(2)) any location in the United States where Pledged Spare Parts may be stored by the Company from time to time. At any time that the Company, acting pursuant to the Senior Mortgage, adds a location that is to become a "Designated Location" under the Senior

Mortgage, the Company shall concurrently add such location as Designated Location under this Mortgage. Upon adding a location that is to become a Designated Location, the Company will furnish to the Security Trustee the following:

            (i) a Supplemental Mortgage duly executed by the Company, identifying each location that is to become a Designated Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Mortgage;

            (ii) an Opinion of Counsel, dated the date of execution of said Supplemental Mortgage, stating that said Supplemental Mortgage has been duly filed for recording in accordance with the provisions of the Federal Aviation Act, and either: (a) no other filing or recording is required in any other place within the United States in order to perfect the Lien of this Mortgage on the Pledged Spare Parts held at the Designated Locations specified in such Supplemental Mortgage under the laws of the United States, or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such Opinion of Counsel, as are necessary to perfect the Lien of this Mortgage with respect to such Pledged Spare Parts; and

            (iii) an Officer's Certificate stating that in the opinion of the Officer executing the Officer's Certificate, all conditions precedent provided for in this Mortgage relating to the subjection of such property to the Lien of this Mortgage have been complied with.

      (3) Excluded Locations. With the prior written consent of the Security Trustee, which consent shall not be unreasonably withheld, the Company shall be entitled, from time to time, to establish one or more locations for the storage of Spare Parts and Appliances which shall not be subject to the lien of this Mortgage (herein, "Excluded Locations"), provided that the Company's business purpose in establishing such Excluded Location is to support operations that are beyond the scope of the Company's existing and currently planned operations as of the Funding Date. Notwithstanding any other provision of this Section 3.02(c)(3), for so long as the Lien of the Senior Mortgage shall remain in effect, any "Excluded Location" (under and as defined in the Senior Mortgage) established pursuant to the terms of the Senior Mortgage shall be deemed an Excluded Location hereunder without further act by the Security Trustee. Without limiting the generality of the foregoing, the Security Trustee shall be entitled to withhold its consent to the establishment of an Excluded Location if the GECC considers any of the following circumstances to be applicable:

            (i) the expected fair market value of the Spare Parts and Appliances to be stored at the proposed location would be less than $5,000,000;

            (ii) unless the proposed location would be devoted exclusively to the storage of Spare Parts and Appliances that are not compatible with any of the aircraft and engines operated by the Company as of the Funding Date, the proposed location would be in any of the states of Arizona, Maryland or Nevada;

            (iii) all or any material portion of the proposed location would be stocked by the transfer of Spare Parts and Appliances from any of the Designated Locations;

            (iv) GECC has not been offered the opportunity to provide the Company with financing for the Spare Parts and Appliances to be stored at the proposed location on terms, in the case of new acquisition financing, substantially the same as the terms of the Loan Agreement, and in the case of financing assumed by the Company in connection with the acquisition of such Spare Parts and Appliances, substantially the same as the terms of such pre-existing financing and at the same net financing cost to the Company (taking into account any prepayment premiums and/or breakage costs thereunder); provided, however, that if any pre-existing financing does not permit any voluntary prepayment thereof by the Company, then the failure by the Company to offer the lenders the opportunity to provide financing to take out such pre-existing financing shall not be deemed grounds for the Security Trustee to withhold its consent under this
      Section 3.02(b)(3);

            (v) the Company's acquisition of the Spare Parts and Appliances to be stored at the proposed location is part of the Company's ordinary fleet replacement and/or growth and is associated with routes served by the Company as of the Funding Date; or

            (vi) the amount of Spare Parts and Appliances to be stored at the proposed location will be greater than the amount reasonably required by the Company to support the operations of the aircraft and engines that are being added to the Company's fleet contemporaneously with the Company's acquisition of such Spare Parts and Appliances.

If the Lien of the Senior Mortgage shall have been discharged, the Security Trustee shall be entitled to condition its consent to the establishment of an Excluded Location upon the amendment of this Mortgage to include a covenant pursuant to which the Company would be obligated to comply with such additional inspection, reporting and valuation requirements (including, but not limited to, the obligation to afford access to the Excluded Location to the Security Trustee and the Independent Appraiser for inspection and other purposes) as the Security Trustee may deem appropriate in order to ensure that the establishment and maintenance of such Excluded Location does not have a prejudicial effect on quantity or value of the Rotables and Key Repairables included within the Pledged Spare Parts or on the interests of the Security Trustee in the Collateral. In the event that the Senior Trustee conditions its consent to the establishment of an "Excluded Location" (under and as defined in the Senior Mortgage) upon the amendment of the Senior Mortgage to include any covenant, this Mortgage shall be amended to include a corresponding covenant hereunder.

      (4) Permitted Sales, Dispositions and Modifications. Unless an Event of Default has occurred and is continuing and subject to the limitations contained in Section 3.03 of the Senior Mortgage, the Company may, in the ordinary course of its business, (i) sell, lease, transfer or dispose of any Pledged Spare Parts which have become surplus to its normal operations free from the Lien of this Mortgage, and (ii) sell, lease, transfer or dispose of, in a single transaction or in a series of transactions within any period of thirty (30) days, Pledged Spare Parts with an aggregate Current Market Value equal to the Permitted Disposition Amount or less which are not surplus to the Company's normal operations so long as the Company acquires replacements for such Spare Parts and causes such replacements to be subject to the Lien of this Mortgage and to be stored within the appropriately marked shelves or storage areas at the Designated Locations as

Pledged Spare Parts within the thirty (30) day period following any such sale, lease, transfer or disposition (or, in the case of a series of transactions, within the thirty (30) day period following the first of such transactions). In addition, the Company may modify or alter any Pledged Spare Parts as the Company may deem appropriate in the proper conduct of its business, so long as the Company remains in compliance at all times with the requirements of Section 3.02(c) below, after giving effect to any such modification or alteration.

      (c) Maintenance. The Company:

      (1) shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with (x) all applicable Laws issued by the FAA and (y) all applicable Laws issued by any other Governmental Authority having jurisdiction over the Company or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor;

      (2) shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts unless such modification is consistent with the Company's FAA approved maintenance program; provided however, that such modification shall not materially diminish the value of the Pledged Spare Parts, taken as a whole;

      (3) shall maintain, or cause to be maintained on a timely basis, the Pledged Spare Parts in good working order (other than during periods of maintenance, overhaul, inspection and testing) and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out or unfit for use, beyond economic repair or become obsolete or scrap, and (ii) Pledged Spare Parts that are not required for the Company's normal operations. Notwithstanding anything herein to the contrary, all Pledged Spare Parts located at Designated Locations other than for the purpose of being maintained, altered, modified or overhauled shall have a current and valid serviceable tag and shall be in compliance with such tag, in each case in compliance with applicable FAA regulations.

      (d) Identification of Security Trustee's Interest.

      (1) On or prior to the Closing Date, the Company shall install signs, in size and form reasonably satisfactory to the Security Trustee, at each of the Designated Locations and on each shelf, bin or other storage unit in which the Pledged Spare Parts are stored and otherwise as may be directed by the Security Trustee within each Designated Location, bearing the inscription: "MORTGAGED TO WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS SECURITY TRUSTEE" (such sign to be replaced if there is a successor Security Trustee).

      (2) The Company shall consult with the Security Trustee prior to replacing the system utilized in tracking the Pledged Spare Parts. Any replacement system must be reasonably acceptable to the Security Trustee. . In addition, in the event that any such replacement system includes the use of any Software that is licensed by the Company from a third party vendor, rather than owned outright, then the Company shall, before implementing any such new system and Software, cause such vendor or licensor to recognize the rights in such Software granted to the Security Trustee under this Mortgage, including the right to access and use such Software in connection with the exercise of remedies under Section 4.01.

            Section 3.03. [Intentionally Left Blank] .

            Section 3.04. [Intentionally Left Blank] .

            Section 3.05. Insurance.

      (a) Obligation to Insure. The Company shall comply with, or cause to be complied with, each of the provisions of Appendix B, which provisions are hereby incorporated by this reference as if set forth in full herein.

      (b) Insurance for Own Account. Nothing in Section 3.05 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Appendix B with higher limits than those specified in Appendix B, or (b) the Security Trustee or any other Secured Party from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.05 and Appendix B.

      (c) Indemnification by Government in Lieu of Insurance. Security Trustee agrees to accept, in lieu of insurance against any risk with respect to any aircraft or Engine described in Appendix B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Security Trustee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Company (or any Lessee) may continue to maintain, in accordance with this Section 3.05, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.05.

      (d) Application of Insurance Proceeds. If the Lien of the Senior Mortgage shall not have been discharged, all insurance proceeds in respect of the Pledged Spare Parts shall be held and applied as provided in the Senior Mortgage. After the Senior Mortgage shall have been discharged, all insurance proceeds in respect of the Pledged Spare Parts, except as expressly provided in Section 3.05(e) below, shall be paid over to, and retained by, the Company.

      (e) Application of Payments During Existence of Event of Default. After the Lien of the Senior Mortgage shall have been discharged, any amount referred to in this Section 3.05 which is payable to or retainable by the Company shall not be paid to or retained by the Company, if at the time of such payment or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Security Trustee as security for the Obligations and invested pursuant to Section 6.01. Upon the earlier of (a) such time as there shall not be continuing any such Special Default or Event of Default or (b) the termination of this Mortgage in accordance with Section 7.01, such amount, and any interest realized thereon pursuant to Section 6.01 hereof, shall be paid over to the Company to the extent not previously applied in accordance with the preceding sentence.

            Section 3.06. Assurances and Filings.

      (a) The Company shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Security Trustee shall reasonably request for accomplishing the purposes of this Mortgage including, without limitation, ensuring that each of the Security Trustee, the Independent Appraiser and GECC (so long as it is a Lender), subject, in each case, to such Person executing any non-disclosure agreement as may be required by the Software provider, remains at all times a third party beneficiary of any Software Support Agreements.

      (b) The Company shall promptly take such action with respect to the recording, filing, re-recording and refiling of this Mortgage and any amendments or supplements thereto, as shall be necessary to continue the perfection and priority of the Lien created by this Mortgage with respect to the Pledged Spare Parts held at Designated Locations.

      (c) The Company, at its sole cost and expense, will cause this Mortgage and any amendments or supplements hereto, as well as all UCC financing statements and all continuation statements (and any amendments necessitated by any consolidation or merger of the Company, any conveyance, transfer or lease of all or substantially all of the assets of the Company, or any change of the Company's location) in respect thereof, to be prepared and, subject only to the execution and delivery thereof by Security Trustee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Federal Aviation Act (with respect to this Mortgage and any amendments or supplements hereto) or the UCC or similar law of any other applicable jurisdiction (with respect to such financing statements and continuations and/or amendments thereof). In addition, the Company will pay any and all recording, stamp and other similar taxes payable in the United States, in connection with the execution, delivery, recording, filing, re-recording and refiling of this Mortgage or any such financing statements or other instruments.

            Section 3.07. Merger, Consolidation. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless:

            (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be a Certificated Air Carrier;

            (ii) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Security Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Security Trustee containing an assumption by such Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by the Company;

            (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

            (iv) all filings shall have been made as shall be necessary to preserve the perfection of the Lien of the Mortgage on the Pledged Spare Parts on a second priority and perfected basis; and

            (v) promptly after the consummation of such transaction, the Company shall deliver to the Security Trustee a certificate of the Secretary or an Assistant Secretary of Company certifying as to Company's compliance with the conditions of this Section 3.07 and an opinion of Company's Legal Department as to Company's compliance with Sections 3.07(i), 3.07(ii) and 3.07(iv).

            Upon any such consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section , the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Mortgage and the other Operative Documents with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section from its liability in respect of any Operative Document to which it is a party.

            Section 3.08. Notice of Change of the Company's Location. The Company will notify the Security Trustee of any change in the location of the Company (within the meaning of Section 9-307 of the Uniform Commercial Code) promptly after making such change and in any event within a reasonable period of time prior to the date by which it is necessary under applicable Law to make any filing in order to prevent the lapse of perfection (absent refiling) of financing statements filed under or with respect to this Mortgage.

            Section 3.09. Inspection.

      (a) After the Lien of the Senior Mortgage shall have been discharged, at reasonable times but, so long as no Default shall have occurred and be continuing, not more often than once every 12 months, the Security Trustee and its authorized representatives (the "Inspecting Parties") may inspect the Pledged Spare Parts located at Designated Locations (including without limitation, the Spare Parts Documents and any computer files maintained by the Company with respect to the Pledged Spare Parts) and the Company shall cooperate with the Inspecting Parties in connection with any such inspection (including, without limitation, providing Inspecting Parties reasonable access to buildings or facilities at Designated Locations where such Pledged Spare Parts are located and permitting any such Inspecting Party to make copies of Spare Parts Documents and computer files (excluding the Software) not reasonably deemed confidential by the Company) at its own cost and expense.

      (b) Any inspection of the Pledged Spare Parts hereunder shall be limited to a visual inspection, shall be in compliance with the Company's work and safety rules at the Designated Locations (and any applicable governmental rules and regulations), and shall not include the disassembling, or opening of any components, of any Pledged Spare Part, and no such inspection shall interfere with the Company's or any Lessee's maintenance or use of any Pledged Spare Part.

      (c) With respect to such rights of inspection, the Security Trustee shall not:

            (i) have any duty or liability to make, or any duty or liability arising out of, any such visit, inspection or survey or failure to make any such visit, inspection or survey; or

            (ii) so long as no Event of Default has occurred and is continuing, exercise its inspection rights hereunder other than on reasonable notice and, whether or not an Event of Default shall have occurred and be continuing, so as not to unreasonably interfere with the Company's spare parts management operations or maintenance and operation of its aircraft and Engines.

      (d) Each person inspecting the Pledged Spare Parts hereunder shall bear its own expenses in connection with any such inspection, unless an Event of Default shall have occurred and be continuing, in which case the Company shall bear all such expenses.

            Section 3.10. [Intentionally Left Blank]

                                   ARTICLE 4.

      REMEDIES OF THE SECURITY TRUSTEE UPON A SUBORDINATED EVENT OF DEFAULT

            Section 4.01. Remedies with Respect to Collateral.

      (a) Remedies Available. Upon the occurrence of any Subordinated Event of Default and at any time thereafter so long as the same shall be continuing, the Security Trustee may do one or more of the following:

            (i) cause the Company, upon the written demand of the Security Trustee, at the Company's expense, to deliver promptly, and the Company shall deliver promptly, all or any of the Pledged Spare Parts constituting the Collateral at the Designated Locations, together in each case with the Spare Parts Documents for such Pledged Spare Parts as the Security Trustee may so demand, to the Security Trustee or its order, or the Security Trustee, at its option, may enter upon the premises where all or any of such Pledged Spare Parts and/or Spare Parts Documents are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same by summary proceedings;

            (ii) sell all or any part of the Collateral at public or private sale, whether or not the Security Trustee shall at the time have possession thereof, as the Security Trustee may determine, or lease or otherwise dispose of all or any part of the Collateral as the Security Trustee, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations; or

            (iii) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under applicable Law.

            Upon every such taking of possession of Collateral under this
Section 4.01, the Security Trustee may, from time to time, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Security Trustee shall have the right to maintain, store, lease, control or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Security Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Security Trustee may determine; and the Security Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Security Trustee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Security Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Security Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Security Trustee may be required or authorized to make under any provision of this Mortgage, as well as compensation for the services of the Security Trustee, and of all Persons engaged and employed by the Security Trustee. If the income and proceeds of the Collateral shall not be sufficient to pay in full the Obligations, the Company shall be liable for any deficiency.

            In addition, the Company shall be liable for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Security Trustee's remedies with respect thereto, including, without limitation, all costs and expenses incurred in connection with the retaking or return of any Pledged Spare Parts in accordance with the terms hereof or under applicable Law, which amounts shall, until paid, be secured by the Lien of this Mortgage.

            If a Subordinated Event of Default shall have occurred and be continuing, at the request of the Security Trustee the Company shall promptly execute and deliver to the Security Trustee such instruments of title and other documents as the Security Trustee may deem necessary or advisable to enable the Security Trustee or an agent or representative designated by the Security Trustee, at such time or times and place or places as the Security Trustee may specify, to obtain possession of all or any part of the Collateral to which the Security Trustee shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Trustee, the Security Trustee may obtain a judgment conferring on the Security Trustee the right to immediate possession of the Collateral and requiring the Company to execute and deliver such instruments and documents to the Security Trustee, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so. If an Event of Default shall have occurred and be continuing, the Company shall provide the Security Trustee or any of its agents or representatives, with full and complete access to the system (including the Software) utilized by the Company or its designees solely to track the Pledged Spare Parts.

            (b) Notice of Sale. The Security Trustee shall give the Company at least fifteen (15) days' prior written notice of the date fixed for any public sale of any Pledged Spare Parts or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice, and any such public sale shall be conducted in general so as to afford the Company a reasonable opportunity to bid.

            (c) Senior Mortgage. Anything herein to the contrary notwithstanding, unless the Lien of the Senior Mortgage shall have been discharged, the Security Trustee shall not be entitled to, and shall not proceed to foreclose the Lien of this Mortgage against any of the Collateral or otherwise exercise any right or remedy pursuant to this Mortgage attributable to the occurrence of a Subordinated Event of Default, unless and until the Senior Trustee shall have exercised or concurrently be exercising one or more dispossessory remedies under the Senior Mortgage with respect to the Pledged Spare Parts, and in the exercise of any of the Security Trustee's rights and remedies under this Mortgage, the Security Trustee may not exercise any such right or remedy in a manner inconsistent with, or otherwise in a manner which would impair or impede or otherwise adversely affect, the exercise of the rights and remedies of the Senior Trustee under the Senior Mortgage; it being expressly understood and agreed that the Lien of this Mortgage on the Collateral shall at all times be junior and otherwise subject and subordinate in all respects, to the Lien of the Senior Mortgage.

            Section 4.02. Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Security Trustee or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy. No delay or omission by the Security Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

            Section 4.03. Discontinuance of Proceedings. If the Security Trustee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Company and the Security Trustee shall be restored to their former positions and rights hereunder with respect to the property, subject to the Lien of this Mortgage, and all rights, remedies and powers of the Security Trustee shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

            Section 4.04. Allocation of Payments. Notwithstanding any other provisions of the Indemnity Agreement to the contrary, after the occurrence and during the continuance of a Subordinated Event of Default, all amounts collected or received by the Security Trustee or any other Secured Party on account of the Obligations shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and expenses actually incurred) of the Security Trustee in connection with enforcing the rights of the Security Trustee under the Operative Documents;

            SECOND, to payment of any fees owed to the Security Trustee;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees and expenses actually incurred by joint counsel for the Beneficiaries) of each of the Beneficiaries in connection with enforcing its rights under the Operative Documents or otherwise with respect to the Obligations owing to such Beneficiary;

            FOURTH, to all other Obligations (other than as covered by Clause "FIFTH", "SIXTH" and "SEVENTH" below) which shall have become due and payable under the Operative Documents or otherwise and not repaid pursuant to clauses "FIRST" through "THIRD" above; and

            FIFTH, to the payment of all accrued interest on the Obligations;

            SIXTH, to the payment of the Guaranteed Amount then due and unpaid;

            SEVENTH, to be held by the Security Trustee as cash collateral pursuant to this Mortgage until the Lien of this Mortgage shall have been terminated;

            EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) if amounts available are insufficient to pay all amounts due within any category, such available amounts shall be paid pro rata to the parties entitled thereto based upon the amount due under such category to each such party or, in the case of Clauses FOURTH, FIFTH and SIXTH, applied among the parties entitled thereto in accordance with written instructions of GECC.

            Section 4.05. Turnover of Payments to Senior Trustee. Until the Lien of the Senior Mortgage shall have been discharged, the Security Trustee and each Beneficiary shall hold in trust for the benefit of the "Secured Parties" (as defined in the Senior Mortgage) and shall promptly pay to the Senior Trustee for the benefit of such "Secured Parties" any proceeds of the Collateral for distribution in accordance with the Senior Mortgage.

                                   ARTICLE 5.

                            INTENTIONALLY LEFT BLANK

                                   ARTICLE 6.

                                 SECURITY FUNDS

            Section 6.01. Investment of Security Funds. Any monies paid to or received by the Security Trustee as cash collateral or which are required to be paid to the Company or applied for the benefit of the Company (including, without limitation, amounts payable to the Company under Section 3.05(e) hereof), but which the Security Trustee is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Subordinated Event of Default), shall, until paid to the Company or applied as provided herein, be invested by the Security Trustee at the written authorization and direction of the Company (or, if a Subordinated Event of Default shall have occurred and be continuing, the Security Trustee) from time to time at the sole expense and risk of the Company in Permitted Investments. All Permitted Investments held by the Security Trustee pursuant to this Section 6.01 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Security Trustee or (b) held in an Eligible Account. At the time of such payment or application, there shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless a Subordinated Event of Default shall have occurred and be continuing. The Security Trustee shall not be liable for any loss relating to a Permitted Investment made pursuant to this Section 6.01. The Company will promptly pay to the Security Trustee, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

            Section 6.02 [Intentionally Left Blank]

            Section 6.03 [Intentionally Left Blank]

                                   ARTICLE 7.

                                  MISCELLANEOUS

            Section 7.01. Termination of Mortgage. Upon (or at any time after) the later of (i) payment in full of the unpaid principal of, and accrued interest on, the Loans and all other Senior Obligations then due and payable (and regardless of whether any Default or Event of Default shall have occurred and be continuing) and (ii) the Designated Date (or, if on the later of the foregoing a case is pending under the Bankruptcy Code in which the Company is the debtor, then (x) if such case is under Chapter 11 of the Bankruptcy Code, upon effectiveness of the Company's plan of reorganization in such Chapter 11 case if no Obligations are then due and unpaid or (y) if clause (x) is not applicable, at such time as all Obligations that are allowed claims (within the meaning of Section 502 of the Bankruptcy Code) in such case and secured under the Mortgage have been paid in full), the Security Trustee shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Pledged Spare Parts and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect. Upon any release of any Pledged Spare Parts from the Lien of this Mortgage in accordance with the terms of this Mortgage, the Spare Parts Documents and other Collateral referred to in subsections (b), (c), (d) and (e) of Section 2.01 relating to such Pledged Spare Part shall also be released.

            Section 7.02. Alterations to Mortgage. No amendment to or waiver of any provision of this Mortgage, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Security Trustee and the Company, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Mortgage shall not be varied except in accordance with the Loan Agreement.

            Section 7.03. No Legal Title to Collateral. No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of Law or otherwise, of any right, title or interest in respect of any of the Obligations or any right, title and interest of any Secured Party in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Collateral.

            Section 7.04. Sale of the Collateral by Security Trustee Is Binding. Any sale or other conveyance of the Collateral, or any part thereof or any interest therein by the Senior Trustee or the Security Trustee made pursuant to and in accordance with the terms of the Senior Mortgage or this Mortgage, respectively, shall bind the Secured Parties, and shall be effective to transfer or convey all right, title and interest of the Security Trustee, the Secured Parties and the Company, in and to such Collateral, or such part thereof or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Security Trustee.

            Section 7.05. Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Company, the Secured Parties and the Security Trustee any legal or equitable right, remedy or claim under or in respect of this Mortgage.

            Section 7.06. Section 1110 of the Bankruptcy Code. It is the intention of the parties hereto that the security interest created hereby in the Pledged Spare Parts entitles the Security Trustee on behalf of the Beneficiaries to all of the benefits of Section 1110 of Chapter 11 of the Bankruptcy Code with respect to at least the Minimum 1110 Percentage (determined on the basis of Appraisal Value) of the Rotables included within the Pledged Spare Parts in the event the Company becomes a debtor under such Chapter.

            Section 7.07. Notices. Unless otherwise expressly specified or permitted by the terms hereof, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile, United States mail, courier service or overnight delivery and shall be effective when received addressed:

            (i)   if to the Company, at its office at

                  America West Airlines, Inc.
                  4000 Sky Harbor Blvd.
                  Phoenix, AZ 85034

                  Attention:    Vice President and Treasurer
                  Telephone:    (480) 693-5886
                  Telecopy:     (480) 693-3685
                  email:        tom.weir@americawest.com

            (ii)  if to the Security Trustee, at its office at

                  MAC: U1228-120
                  299 South Main Street,
                  12th Floor
                  Salt Lake City, Utah 84111

                  Attention:    Corporate Trust Services

                  Telephone:    (801) 246-5630

                  Telecopy:     (801) 246-5053

                  Email: michael.hoggan@wellsfargo.com

            (iii) if to any Beneficiary, at its address for notices to it provided under the Indemnity Agreement,

            or, as to any party, at such other address as such party shall from time to time designate by written notice to the other parties in accordance with this Section 7.07.

            Section 7.08. Severability. Should any one or more provisions of this Mortgage be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. The Company and the Security Trustee agree, as to such jurisdiction and to the extent permitted by such jurisdiction's Laws, to replace any provision of this Mortgage which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect; provided that such replacement provision shall not expand the Company's or the Security Trustee's obligations hereunder.

            Section 7.09. Separate Counterparts. This Mortgage may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Mortgage executed by a party hereto shall be an original counterpart of this Mortgage, and all of such counterparts together shall constitute one instrument.

            Section 7.10. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Company and its successors and permitted assigns, and the Security Trustee and its successors and permitted assigns, all as herein provided.

            Section 7.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 7.12. Governing Law; Submission to Jurisdiction; Venue..

  (a) This Mortgage and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Mortgage may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Mortgage, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Mortgage brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 7.07, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

  (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Mortgage brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 7.13 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT

OF, OR IN CONNECTION WITH THIS MORTGAGE OR ANY MATTER ARISING THEREUNDER.

THIS MORTGAGE IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            Section 7.14 Certification. The Company hereby represents that it is a certificated air carrier under Section 44705 of title 49 of the U.S. Code.

                       [Remainder of this page is blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

                                       AMERICA WEST AIRLINES, INC.

                                       By: /s/ Thomas T. Weir
                                          _________________________________
                                          Name: Thomas T. Weir
                                          Title: Vice President and Treasurer

                                       WELLS FARGO BANK NORTHWEST
                                       NATIONAL ASSOCIATION, as Security Trustee

                                       By: /s/ Michael D. Hoggan
                                          _________________________________
                                          Name: Michael D. Hoggan
                                          Title: Vice President

                                                                      APPENDIX A

                           DEFINITIONS RELATING TO THE
                  SUBORDINATED MORTGAGE AND SECURITY AGREEMENT

                               General Provisions

(a)   Unless otherwise expressly provided, a reference to:

      (i) each of "the Company," "Security Trustee" or any other person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee or permitted assignee of it;

      (ii) words importing the plural include the singular and words importing the singular include the plural;

      (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

      (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

      (v) the words "Mortgage," "this Mortgage," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in the Mortgage refer to the Mortgage as a whole and not to any particular provision of the Mortgage;

      (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in the Mortgage, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

      (vii) a "Section," an "Exhibit," an "Appendix," an "Annex" or a "Schedule" referred to in the Mortgage, or in any annex thereto, is a reference to a section of, or an exhibit, an appendix, an annex or a schedule to, the Mortgage or such annex, respectively.

(b) Each exhibit, appendix, annex and schedule to the Mortgage is incorporated in, and shall be deemed to be a part of, the Mortgage.

(c) Headings used in the Mortgage are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, the Mortgage.

                                                                      APPENDIX A

(d) The occurrence and continuance of a Default, Special Default, Subordinated Event of Default or Event of Default shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Default, Special Default, Subordinated Event of Default or Event of Default having occurred and be continuing if such Default, Special Default, Subordinated Event of Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Mortgage with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 of the Bankruptcy Code.

                                   Definitions

            "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Appliance" means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, Engine, or Propeller.

            "Appraisal Value" has the meaning given such term in the Senior Mortgage

            "AWA Operative Documents" has the meaning given such term in the Indemnity Agreement.

            "Bankruptcy Code" means Title 11 of the United States Code, as the same may be amended.

            "Beneficiaries" has the meaning given to that term in the Indemnity Agreement.

            "Business Day" means any day except Saturday, Sunday and any day which shall be in New York City or Phoenix, Arizona a day on which banking institutions are authorized or required by Law to close.

            "Certificated Air Carrier" means a Person holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

            "Citizen of the United States" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code.

                                                                      APPENDIX A

            "Closing Date" means the Funding Date for the Loan made pursuant to the Loan Agreement.

            "Collateral" has the meaning given such term in Section 2.01 of the Mortgage.

            "Company" means America West Airlines, Inc., a Delaware corporation.

            "Current Market Value" has the meaning given to that term in the Senior Mortgage.

            "Default" means any event which, with the giving of notice, lapse of time or both would become an Event of Default.

            "Designated Date" has the meaning given such term in the Loan Agreement.

            "Designated Locations" means the locations designated from time to time by the Company at which the Pledged Spare Parts may be maintained by or on behalf of the Company, which initially shall be the locations set forth on
Schedule I to the Mortgage and shall include the additional locations designated by the Company pursuant to Section 3.02(b)(2) of the Mortgage.

            "Dollars" and "$" means the lawful currency of the United States of America.

            "Eligible Account" means an account established by and with an Eligible Institution at the request of the Security Trustee, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that
(a) such account shall be a "securities account" (as defined in Section 8-501 of the New York UCC), (b) such institution is a "securities intermediary" (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the New York UCC), (d) the Security Trustee shall be the "entitlement holder" (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Security Trustee to the exclusion of the Company, (f) it will waive or subordinate in favor of the Security Trustee all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the "securities intermediary jurisdiction" (under Section 8-110(e) of the New York UCC) shall be the State of New York.

            "Eligible Institution" means (a) the Security Trustee, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the New York UCC), or (b) a depository institution organized under the Laws of the United States of America or any of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A3 or its equivalent.

            "Engine" means an engine used, or intended to be used, to propel an aircraft, including a part, appurtenance, and accessory of the Engine.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or

                                                                      APPENDIX A

entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Event of Default" has the meaning given such term in the Loan Agreement until the Lien of the Senior Mortgage shall have been discharged and thereafter shall mean a Subordinated Event of Default.

            "Excluded Parts" means (i) Expendable Parts that are not stored on a shelf or within an area marked with the signs and inscriptions required pursuant to Section 3.02(d) at a Designated Location, (ii) Spare Parts and Appliances that are stored at an Excluded Location established in accordance with Section 3.02(b)(3) of the Mortgage and (iii) Hazardous Materials.

            "Expendable Parts" means those Spare Parts and Appliances that, once used, cannot be re-used, and if not serviceable, cannot be overhauled or repaired.

            "Federal Aviation Act" means Part A of Subtitle VII of Title 49, United States Code.

            "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

            "Funding Date" has the meaning given to such term in the Loan Agreement.

            "GECC" means General Electric Capital Corporation, a Delaware corporation.

            "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

               "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

            "Indemnity Agreement" means the Payment and Indemnity Agreement [Spare Parts], dated as of September 3, 2004, among the Company, the Beneficiaries and Wells Fargo Bank Northwest, National Association, as security trustee thereunder.

            "JAA" means the European Joint Aviation Authorities, and any agency or instrumentality succeeding to its functions.

                                                                      APPENDIX A

            "Key Repairable" means those Spare Parts and Appliances that can be economically restored or repaired to a serviceable condition, but have a life that is considerably less than the life of the flight equipment to which they are related.

            "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "Lender" has the meaning given to that term in the Loan Agreement.

            "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, or security interest affecting the title to or interest in property.

            "Loan" has the meaning given to that term in the Loan Agreement.

            "Loan Agreement" means the Loan Agreement [Spare Parts], dated as of September 3, 2004 among the Company, GECC, the Security Trustee and the Lenders from time to time party thereto.

            "Maximum Self-Insurance Amount" has the meaning set forth in
Schedule II to the Indemnity Agreement.

            "Minimum Liability Amount" has the meaning set forth in Schedule II to the Indemnity Agreement.

            "Minimum 1110 Percentage" has the meaning set forth in Schedule II to the Indemnity Agreement.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means the Subordinated Spare Parts Mortgage and Security Agreement covering the Collateral dated as of September 3, 2004, between the Company and the Security Trustee.

            "New York UCC" means the Uniform Commercial Code as in effect in the State of New York.

            "Obligations" means the Guaranteed Amount (as defined in the Indemnity Agreement) and all other obligations of every nature of the Company from time to time owed to the Security Trustee, the Beneficiaries or any of them under the Indemnity Agreement or any other Operative Document.

            "Officer's Certificate" means, as to any company, a certificate signed by the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of such company.

                                                                      APPENDIX A

            "Operative Documents" means the Indemnity Agreement, the Mortgage and each Supplemental Mortgage.

            "Permitted Disposition Amount" has the meaning set forth in Schedule II to the Indemnity Agreement.

            "Permitted Investments" means (i) securities issued or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association and the Federal National Mortgage Association, in all cases having a maturity of not more than 90 days or, in the case of auction rate notes issued by any of the foregoing, having an action reset interval of not more than 30 days; (ii) certificates of deposit, bankers' acceptances, repurchase agreements or time deposits issued or accepted or guaranteed by any bank, trust company or national banking association incorporated under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of AA or better by Moody's or AA or better by Standard & Poor's and having a final maturity of 90 days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the Laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by Standard & Poor's or P1 by Moody's and having a final maturity of 90 days or less from the date of purchase thereof; provided that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

            "Permitted Liens" has them meaning given such term in Section 3.01 of the Mortgage.

            "Person" has the meaning given to such term in the Loan Agreement.

            "Pledged Spare Parts" has the meaning set forth in clause (a) of the first paragraph of Section 2.01 of the Mortgage.

            "Propeller" includes a part, appurtenance, and accessory of a propeller.

            "Rotable" means those Spare Parts and Appliances that can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which they are related.

            "Secure Location" means an area in a Designated Location to which access is controlled by lock and key, supported by an appropriate security system, and which is accessible only to authorized employees of the Company.

            "Secured Parties" means the Beneficiaries and the Security Trustee.

            "Security Trustee" means Wells Fargo Bank Northwest, National Association, in its capacity as security trustee under the Mortgage.

                                                                      APPENDIX A

            "Senior Mortgage" means the Spare Parts Mortgage and Security Agreement, dated as of September 3, 2004, between the Company and Wells Fargo Bank Northwest, National Association, as security trustee thereunder, which secures, among other things, the Company's obligations under the Loan Agreement.

            "Senior Obligations" means the "Obligations" as defined in the Senior Mortgage.

            "Senior Trustee" means the "Security Trustee" as defined in the Senior Mortgage.

            "Software" means any and all computer programs and inventory management systems, including, but not limited to all source code and user interfaces associated therewith as well as all data files used as input thereto and data files or other records generated thereby, used by the Company to track and manage the location, use and maintenance status of Spare Parts and Appliances.

            "Special Default" has the meaning given to that term in the Loan Agreement until the Lien of the Senior Mortgage shall have been discharged and thereafter shall mean any event pursuant to clauses (a), (b) or (f) of the definition of "Subordinated Event of Default" or any event or condition that with the lapse of time or giving of notice, or both, would constitute a "Subordinated Event of Default" under clauses (a), (b) or (f) of such definition.

            "Spare Part" means an accessory, appurtenance, or part of an aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an aircraft, Engine, Propeller or Appliance.

            "Spare Parts Documents" has the meaning set forth in clause (e) of the first paragraph of Section 2.01 of the Mortgage.

            "Standard & Poor's" has the meaning given to such term in the Loan Agreement.

            "Subordinated Event of Default" means each of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

            (a) the failure of the Company to pay any Guaranteed Amount (as defined in the Indemnity Agreement) after the expiration of any grace period or the giving of any notice (or both) applicable to the payment that the Company failed to make under an AWA Operative Document which resulted in such Guaranteed Amount becoming due; or

            (b) The Company shall fail to pay any amount (other than any Guaranteed Amount) payable hereunder or under any Operative Document when due and such failure shall continue for a period of ten Business Days after receipt by the Company of written notice that such payment is overdue given to the Company by the Security Trustee; or

            (c) Any representation or warranty made by the Company in Section
3.1 of the Indemnity Agreement or pursuant to any other Operative Document, or any amendment or

                                                                      APPENDIX A

modification of any Operative Document, or in any report, certificate or other document prepared by the Company (other than any financial statements or documents filed by the Company with the Securities and Exchange Commission) and furnished pursuant to or in connection with any Operative Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured for a period in excess of 30 days after the date of written notice thereof from the Security Trustee; or

            (d) The Company shall fail to perform or observe any term, covenant or agreement contained in this Mortgage or any other Operative Document (other than those referred to in clauses (a) and (b) above) on its part to be performed or observed and such failure shall remain unremedied for a period of 30 days after written notice of such failure shall have been given to the Company by the Security Trustee, unless such failure is capable of being corrected and the Company shall be diligently proceeding to correct such failure, in which case there shall be no Subordinated Event of Default unless and until such failure shall continue unremedied for a period of 60 days after receipt of such notice; or

            (e) The Company shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or the Company shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Company shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Company's board of directors shall adopt a resolution authorizing any of the foregoing; or

            (f) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of substantially all of its property, or substantially all of the property of the Company shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or a petition against the Company in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days; or

            (g) The Company shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of any Engine in accordance with the provisions of Section 3.05 of this Mortgage; or

                                                                      APPENDIX A

            (h) The Company shall cease to be a Certificated Air Carrier; or

            (i) This Mortgage shall for any reason cease to be a valid second-priority (or, if the Senior Mortgage shall have been terminated, first-priority) perfected security interest (subject to Permitted Liens) in favor of the Security Trustee in the Company's right, title and interest in and to the Pledged Spare Parts under the laws of the United States of America.

            "Taxes" has the meaning given to that term in the Loan Agreement.

            "Supplemental Mortgage" means a Subordinated Supplemental Mortgage and Security Agreement in substantially the form of Exhibit A to the Mortgage.

            "Threshold Amount" has the meaning set forth in Schedule II to the Indemnity Agreement.

            "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

            "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

            "Warranties"" has the meaning given to that term in Section 2.01 of the Mortgage.

                                   APPENDIX B

                                    INSURANCE

      Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Appendix A to the Mortgage.

A.    LIABILITY INSURANCE

            The Company will carry or cause to be carried at all times, at no expense to any Secured Party, third party liability insurance with respect to the Pledged Spare Parts, which is (i) of amount and scope as is usually carried by airlines engaged in the same or similar business, similarly situated with Company and owning or operating similar spare parts for aircraft and engines and covering risks of the kind customarily insured against by the Company for equipment similar to the Pledged Spare Parts and (ii) maintained in effect with insurers of recognized responsibility (such insurers being referred to herein as "Approved Insurers").

            The Company will carry or cause to be carried at all times, at no expense to any Secured Party, with Approved Insurers third party liability insurance covering the Designated Locations where any Pledged Spare Parts shall be located. Pursuant to Section C below, the Secured Parties shall be named as Additional Insureds under any such insurance policy.

B.    PROPERTY INSURANCE

            The Company will carry or cause to be carried at all times, at no expense to Security Trustee or any Lender, with Approved Insurers insurance covering physical damage to the Pledged Spare Parts, of the type covering the same risks as are usually carried by airlines engaged in the same or similar business as Company and covering risks of the kind customarily insured against by Company and providing for the reimbursement of the actual expenditure incurred in repairing or replacing any damaged or destroyed Pledged Spare Part or, if not repaired or replaced, for the payment of the amount it would cost (determined as of the date of loss) to repair or replace such Pledged Spare Part with proper deduction for obsolescence and physical depreciation.

            The Company will carry or cause to be carried at all times, at no expense to any Secured Party, with Approved Insurers property insurance covering the Designated Locations where any Pledged Spare Parts shall be located.

            Any policies of insurance carried in accordance with this Section B covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that (A) if the Lien of the Senior Mortgage shall not have been discharged, all insurance proceeds in respect of the Pledged Spare Parts shall be held and applied as provided in the Senior Mortgage, and (B) after the Senior Mortgage shall have been discharged, all insurance proceeds in respect of the Pledged Spare Parts shall be paid over to, and retained by, the Company; provided that if a Special Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Security Trustee or any other Person, the amount of any proceeds of any loss with respect to the Pledged Spare Parts shall be paid to the Security Trustee.

C.    GENERAL PROVISIONS

            Any policies of insurance carried in accordance with Sections A and B, including any policies taken out in substitution or replacement for such policies:

            (a) shall name each Secured Party as an additional insured (collectively, the "Additional Insureds"), as their respective interests may appear;

            (b) in the case of Section A, shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Company or any other Person (including, without limitation, use of the Pledged Spare Parts for illegal purposes) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Company;

            (c) shall provide that, if the insurers cancel such insurance for any reason whatsoever, including nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation or change shall not be effective as to the Additional Insureds for 30 days (10 days for nonpayment of premiums or cancellation by the Company) after receipt by the Additional Insureds of written notice by such insurers of such cancellation or change;

            (d) shall waive any right of recourse, subrogation, setoff, recoupment, counterclaim or other deduction against any Additional Insured;

            (e) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

            (f) in the case of Section A, shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder; and

            (g) shall provide that none of the Additional Insureds shall be liable for any insurance premium.

D.    REPORTS ETC.

            On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Company will furnish or cause to be furnished to the Secured Parties insurance certificates describing in reasonable detail the insurance maintained by the Company hereunder and a report, signed by the Company's regularly retained independent insurance broker (the "Insurance Broker"), stating the opinion of such Insurance Broker that all premiums in connection with the insurance then due have been paid and that the insurance terms are in compliance with the requirements of this Annex I. Such information shall remain confidential as provided in Section 6.11 of the Indemnity Agreement. The Company will cause such Insurance Broker to agree to advise the Security Trustee in writing of any default in the payment of premium as required by the terms hereof and to advise the Security Trustee at least sixty (60) days (ten (10) days in the case of nonpayment of premium) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Appendix B. In the event that the Company shall fail to maintain or cause to be maintained insurance as herein provided, the Security Trustee may, at its sole option, provide such insurance and, in such event, the Company shall, upon demand, reimburse the Security Trustee for the cost thereof.

E.    REINSURANCE

            The Company shall procure that in respect of insurances maintained by the Company in accordance with the provisions in this Appendix B the insurers shall maintain, if such insurances do not provide for direct coverage in the markets hereafter referred to, reinsurance covering identical subject matter and risk for an amount which shall not be less than 100% of the coverage amount under Sections A and B hereof in Lloyd's of London or other internationally recognized aviation reinsurance markets. Such reinsurance shall contain a customary "cut-through" endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

F.    SELF-INSURANCE

            The Company may self-insure, by way of deductible, premium adjustment provisions in insurance policies, or otherwise, on a basis consistent with standard industry practice among major U.S. Airlines, the risks required to be insured against pursuant to Sections A and B hereof but in no case shall the self-insurance exceed the Maximum Self-Insurance Amount for any one ocurrence.

                                    EXHIBIT A

        FORM OF SUBORDINATED SUPPLEMENTAL MORTGAGE AND SECURITY AGREEMENT

                          (TO ADD DESIGNATED LOCATIONS)

                         SUPPLEMENTAL MORTGAGE NO. _____

            SUPPLEMENTAL MORTGAGE NO.______, dated as of ___________of AMERICA WEST AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company").

            WHEREAS, the Company, which is a certificated air carrier under
Section 44705 of title 49 of the U.S. Code, and Wells Fargo Bank Northwest, National Association, as Security Trustee (the "Security Trustee"), have heretofore executed and delivered a Subordinated Spare Parts Mortgage and Security Agreement, dated as of September 3, 2004 (the "Mortgage"), and terms defined in the Mortgage and used herein have such defined meanings unless otherwise defined herein;

            WHEREAS, the Mortgage grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the Mortgage) the payment of the Obligations under the Operative Documents; and

            WHEREAS, the Company has previously designated the locations at which the Pledged Spare Parts may be stored by the Company in the Mortgage [and in Supplemental Mortgage No. __];

            WHEREAS, the Mortgage [and the Supplemental Mortgages] has [have] been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Federal Aviation Act on the following date as a document or conveyance bearing the following number:

                                                DATE OF            DOCUMENT OR
                               DATE            RECORDING         CONVEYANCE NO.
Mortgage
Supplemental Mortgage
No.[]

            WHEREAS, the Company, as provided in the Mortgage, is hereby executing and delivering to the Security Trustee this Supplemental Mortgage for the purposes of adding locations at which the Pledged Spare Parts may be stored by the Company; and

            WHEREAS, all things necessary to make this Supplemental Mortgage the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

            NOW, THEREFORE, THIS SUPPLEMENTAL MORTGAGE, WITNESSETH, that the locations listed on Schedule I hereto shall be Designated Locations for purposes of the Mortgage at which Pledged Spare Parts may be maintained by or on behalf of the Company.

            This Supplemental Mortgage shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

            THIS SUPPLEMENTAL MORTGAGE IS DELIVERED IN THE STATE OF NEW YORK. THIS SUPPLEMENTAL MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Delivery of an executed counterpart of a signature page to this Supplemental Mortgage by telecopier shall be effective as delivery of an original executed counterpart of this Supplemental Mortgage.

            IN WITNESS WHEREOF, this Supplemental Mortgage has been duly executed and delivered all as of the date first above written.

                                               AMERICA WEST AIRLINES, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                             SCHEDULE I to EXHIBIT A

                                   SCHEDULE I

                              DESIGNATED LOCATIONS

America West Airlines - ATL
Hartsfield International Airport
6000 N. Terminal Parkway
Atlanta, GA 30320

America West Airlines - BWI
Baltimore/Washington International Airport
Terminal D, Gate 29
Baltimore, MD 21240

America West Airlines - CMH
Port Columbus International Airport
4600 International Gateway
Columbus, OH  43219

America West Airlines - COS
Colorado Springs Municipal Airport
7770 E. Drennan Rd.
Colorado Springs, CO 80916

America West Airlines - DEN
Denver International Airport
8500 Pena Blvd., Concourse C Gate 30
Denver, CO 80249

America West Airlines - JFK
JFK Airport
Building 59 / Terminal 7 - AWA Mx Facility
Jamaica, NY 11430

America West Airlines -LAS
McCarran International Airport
5757 Wayne Newton Blvd.
Las Vegas, NV 89111

America West Airlines - LAX
Los Angeles International Airport
100 World Way Terminal 1
Los Angeles, CA 90045

America West Airlines -  PHC
Hohokam 10 Business Center #3
4445 E. Elwood Street
Phoenix, AZ  85040

America West Airlines - PDX
Portland International Airport
7000 NE Airport Way
Portland, OR 97218

America West Airlines - PHL
Philadelphia International Airport
Terminal D
Philadelphia, PA 19153

America West Airlines-PHT
Terminal 4
3800 E. Sky Harbor Blvd.
Phoenix, AZ 85034

America West Airlines-PHX
Phoenix Hangar
4000 E. Sky Harbor Blvd.
Phoenix, AZ  85034

America West Airlines - PVR
AeroPuerto International
Gustavo Diaz Ordaz
Puerto Vallarta, Mexico

America West Airlines - SAN
Lindbergh Field
3707 N. Harbor Drive #28
San Diego, CA 92101

America West Airlines - SEA
Seattle-Tacoma International Airport
Main Terminal
Seattle, WA 98158

America West Airlines- SNA
John Wayne Airport-Orange County
18601 N. Airport Way, Suite 238
Santa Ana, CA  92707

                                        3